UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12
CARIBOU BIOSCIENCES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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CARIBOU BIOSCIENCES, INC.
2929 7th Street, Suite 105
Berkeley, CA 94710
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 13, 2024
We are pleased to notify you that our 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be held on June 13, 2024, at 7:30 a.m., pacific daylight time, in a virtual meeting format at www.virtualshareholdermeeting.com/CRBU2024 for the following purposes:
(1)To elect Rachel Haurwitz, Ph.D., Dara Richardson-Heron, M.D., and Natalie Sacks, M.D., as Class III Directors, each to serve until the 2027 annual meeting of stockholders and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal;
(2)To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(3)To transact such other business as may properly come before the 2024 Annual Meeting or any continuations, adjournments, or postponements thereof.
Our Board of Directors (our “Board”) has established the close of business on April 15, 2024 as the “record date” for the 2024 Annual Meeting. This means that you are entitled to vote at the 2024 Annual Meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.
The 2024 Annual Meeting will be a completely virtual meeting that will be conducted via live webcast. You will be able to attend the 2024 Annual Meeting online, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CRBU2024. Details on how to attend the 2024 Annual Meeting online are more fully described in the Notice (as defined below) and the accompanying proxy statement for the 2024 Annual Meeting.
Under U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to make our proxy materials available to all of our stockholders over the internet. We will be able to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. The Notice of Internet Availability of Proxy Materials (the “Notice”) was first mailed to stockholders, and the proxy materials were first made available to stockholders, on or about April 25, 2024. The Notice contains instructions on how to access the proxy statement for the 2024 Annual Meeting and the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”). The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Whether or not you plan to attend the 2024 Annual Meeting, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the internet, by telephone, or by mail. You are urged to vote in accordance with the instructions set forth in the Notice and the accompanying proxy statement for the 2024 Annual Meeting. We encourage you to vote by proxy so that your shares will be represented and voted at the 2024 Annual Meeting, whether or not you attend. You will need the 16-digit control number included in your Notice, in your proxy card (if you have requested printed proxy materials), or in the instructions provided by your bank, broker, or other financial intermediary (if you hold your shares in street name) to attend the 2024 Annual Meeting virtually via the internet.

In the unlikely event that, for any reason, we are not able to convene the 2024 Annual Meeting, or if, after being convened, the meeting is interrupted and cannot be continued, including due to loss of internet connectivity or communications capabilities, power failure, or other technical difficulties, the meeting will be adjourned. If a verbal or written announcement of a later date and time for reconvening the meeting is made during the meeting or on the meeting website, the meeting will be reconvened on that date and at that time in a virtual meeting format at the same web address listed above (www.virtualshareholdermeeting.com/CRBU2024). In the event of such an adjournment, no further notice of the date and time of the reconvened meeting will be given. The instructions described in the accompanying proxy statement for accessing, participating in, and voting at the original meeting will apply to any such reconvened meeting.

A list of stockholders entitled to vote at the 2024 Annual Meeting will be available for stockholder inspection at our headquarters during ordinary business hours for a period of 10 calendar days prior to the 2024 Annual Meeting. The list will also be available for examination by our stockholders during the 2024 Annual Meeting by logging onto www.virtualshareholdermeeting.com/CRBU2024 and entering your 16-digit control number.
Thank you for your continued support of Caribou Biosciences, Inc. We look forward to seeing you virtually at the 2024 Annual Meeting.
By Order of the Board of Directors,
Rachel E. Haurwitz, Ph.D.
President, Chief Executive Officer, and Director
April 25, 2024
Berkeley, California

CARIBOU BIOSCIENCES, INC.
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
i

CARIBOU BIOSCIENCES, INC.
2929 7th Street, Suite 105
Berkeley, CA 94710
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 13, 2024
The Board of Directors of Caribou Biosciences, Inc. (our “Board”) is soliciting proxies from stockholders for our Board’s use at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), and at any continuation, postponement, or adjournment of that meeting. The 2024 Annual Meeting is scheduled to be held on June 13, 2024, at 7:30 a.m., pacific daylight time, in a virtual meeting format at www.virtualshareholdermeeting.com/CRBU2024.
In this proxy statement, “we,” “our,” “us,” our “Company,” and “Caribou” refer to Caribou Biosciences, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 13, 2024
The Notice of 2024 Annual Meeting of Stockholders, this proxy statement, and the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), which includes our audited financial statements for the fiscal year ended December 31, 2023, are available for viewing, printing, and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number that appears in your Notice of Internet Availability of Proxy Materials (the “Notice”), in your proxy card (if you have requested printed proxy materials), or in the instructions provided by your bank, broker, or other financial intermediary (if you hold your shares in street name). The Notice was first mailed to stockholders, and this proxy statement, the related proxy card, and the 2023 Annual Report were first made available to stockholders on or about April 25, 2024.
Additionally, you can find a copy of the 2023 Annual Report and other filings we make with the U.S. Securities and Exchange Commission (the “SEC”) on the SEC’s website at www.sec.gov, or in the “Financials & filings” tab of the Investors section of our website at https://investor.cariboubio.com. You may also obtain a printed copy of the 2023 Annual Report, including our audited financial statements for the fiscal year ended December 31, 2023, free of charge, by following the instructions included in the Notice or by sending a written request to: Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attention: Chief Legal Officer and Corporate Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purposes of the Meeting
The purposes of the Annual Meeting are:
(1)To elect Rachel Haurwitz, Ph.D., Dara Richardson-Heron, M.D., and Natalie Sacks, M.D., as Class III Directors, each to serve until the 2027 annual meeting of stockholders and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal;
(2)To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(3)To transact such other business as may properly come before the 2024 Annual Meeting or any continuations, adjournments, or postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 15, 2024 as the “record date” for the 2024 Annual Meeting. This means that you are entitled to vote at the 2024 Annual Meeting (and any continuations, adjournments, or postponements) if our records show that you owned our common stock at that time. As of the record date, 90,317,771 shares of our common stock were issued and outstanding. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter to properly come before the 2024 Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of registered stockholders entitled to vote at the 2024 Annual Meeting will be available for stockholder inspection at our headquarters during ordinary business hours for a period of 10 calendar days prior to the 2024 Annual Meeting. The list will also be available for examination by our stockholders during the 2024 Annual Meeting by logging onto www.virtualshareholdermeeting.com/CRBU2024 and entering your 16-digit control number.
How to Vote Your Shares
If you are a stockholder of record and your shares are registered directly in your name, you may vote in the following manner:
•VOTE BY INTERNET – www.proxyvote.com. Use the internet to transmit your voting instructions up until 11:59 p.m., eastern daylight time on June 12, 2024. Have the Notice or your proxy card (if you requested printed proxy materials) in hand when you access the website. Follow the steps outlined on the secured website.
•VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign, and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., eastern daylight time, on June 12, 2024. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
•VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – see Virtual Meeting below.
If you hold your shares in street name through a broker, bank, or other nominee rather than directly in your own name, you are considered a beneficial owner, not a record owner, and you are therefore not entitled to vote directly on any matter to come before the 2024 Annual Meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank, or nominee in how to vote your shares on your behalf. Your broker, bank, or nominee may allow you to deliver your voting instructions via the telephone or the internet.
Virtual Meeting
The 2024 Annual Meeting will be a completely virtual meeting conducted via live webcast. The meeting webcast will begin promptly at 7:30 a.m., pacific daylight time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:00 a.m., pacific daylight time, and you should allow ample time for the check-in procedures.

To participate in the 2024 Annual Meeting virtually via the internet, please visit www.virtualshareholdermeeting.com/CRBU2024. You will need the 16-digit control number included on your Notice or proxy card (if you requested printed proxy materials).
If you hold your shares in street name through a bank, broker, or other financial intermediary, instructions should also be provided on the voting instruction card provided by the firm.
Once admitted to the 2024 Annual Meeting, you will be able to vote your shares electronically and submit any questions during the meeting.

In the unlikely event that, for any reason, we are not able to convene the 2024 Annual Meeting, or if, after being convened, the meeting is interrupted and cannot be continued, including due to loss of internet connectivity or communications capabilities, power failure, or other technical difficulties, the meeting will be adjourned. If a verbal or written announcement of a later date and time for reconvening the meeting is made during the meeting or on the meeting website, the meeting will be reconvened on that date and at that time in a virtual meeting format at the same web address listed above (www.virtualshareholdermeeting.com/CRBU2024). In the event of such an adjournment, no further notice of the date and time of the reconvened meeting will be given. The instructions described above for accessing, participating in, and voting at the original meeting will apply to any such reconvened meeting.
Technical Assistance for the Virtual Meeting
We encourage stockholders to log into the virtual 2024 Annual Meeting at least 15 minutes prior to the start of the 2024 Annual Meeting to test their internet connectivity. There will be a support number available on the login page of the virtual meeting, and technical support will be available starting at 7:00 a.m., pacific daylight time, on June 13, 2024, and will remain available until 30 minutes after the meeting has finished.
Your Voting Options on Each of the Proposals
You may vote “FOR” or “WITHHOLD” with respect to the election of each nominee for director (Proposal 1) and “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the appointment of Deloitte & Touche LLP (Proposal 2).
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•“FOR” the election of Rachel Haurwitz, Ph.D., Dara Richardson-Heron, M.D., and Natalie Sacks, M.D., as Class III Directors (Proposal 1); and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).
Other Matters
Our Board does not intend to present any other matters for a vote at the 2024 Annual Meeting. No stockholder has given the timely notice required by our bylaws in order to present a proposal at the 2024 Annual Meeting. Similarly, no additional candidates may be nominated at the 2024 Annual Meeting because no stockholder has given the timely notice required by our bylaws in order to nominate a candidate for election as a director at the 2024 Annual Meeting. If any other business is properly brought before the 2024 Annual Meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.
Quorum
The presence, virtually via the internet or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2024 Annual Meeting. Abstentions and broker non-votes (described below), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the 2024 Annual Meeting but will not be counted as votes cast.

Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each of the three nominees for election as directors at the 2024 Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two or three times the number of your shares entitled to vote in favor of a single nominee).
The three nominees for director who receives the highest number of votes “FOR” their election will be elected as Class III directors (Proposal 1). This is called a plurality vote.
Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) will require the affirmative vote of the majority of the votes properly cast for and against such matter.
Abstentions and Broker Non-Votes
If you submit a proxy and withhold your vote on Proposal 1 or abstain from voting on Proposal 2, the shares represented by your proxy will be considered present at the 2024 Annual Meeting for the purpose of determining a quorum. “Withhold” votes will have no effect on Proposal 1 because a plurality of the votes cast is all that is required for the election of each director nominee. Abstentions will not be counted as votes cast on Proposal 2 and will therefore have no effect on the outcome of this proposal.
A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank, or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks, or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to “routine” matters at a stockholder meeting. Although the determination of whether a broker, bank, or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter and that the election of each nominee for director (Proposal 1) will be a non-routine matter. Accordingly, if you hold your shares through a broker, bank, or other nominee and you do not timely provide your broker, bank, or other nominee with specific instructions on how to vote your shares, your broker, bank, or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of Deloitte & Touche LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but did not exercise voting rights on your behalf with respect to Proposal 1. Broker non-votes will have no effect on the outcome of Proposal 1 because a plurality of votes is all that is required for the election of each director nominee. Because brokers, banks, and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2), we do not expect any broker non-votes on that proposal.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the 2024 Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later internet or telephone vote, by voting by remote communication at the 2024 Annual Meeting, or by giving written notice to our Corporate Secretary. Attendance at the 2024 Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Corporate Secretary before the proxy is exercised or the stockholder votes by remote communication at the 2024 Annual Meeting. Beneficial owners who have directed their broker, bank, or nominee as to how to vote their shares should contact their broker, bank, or nominee directly for instructions as to how they may revoke or change their voting instructions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for the 2024 Annual Meeting. We will bear all costs of this solicitation, including the cost of preparing and distributing the Notice to all stockholders and this proxy statement and the form of proxy to those stockholders who have requested printed copies, as well as the cost of hosting the 2024 Annual Meeting. After the initial distribution of the proxy materials, proxies may be solicited by mail, telephone, or personally by directors, officers, employees, or agents of our Company. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.
Emerging Growth Company and Smaller Reporting Company Status

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, (the “JOBS Act”). We will remain an emerging growth company until the earliest of: (i) December 31, 2026; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. We are also a “smaller reporting company” under applicable federal securities laws. As an emerging growth company and a smaller reporting company, we may and have elected to provide scaled disclosure regarding our executive compensation arrangements. In addition, as an emerging growth company, we are also not required, and have elected not, to seek an advisory, non-binding vote on our executive compensation arrangements (a “say-on-pay” vote) or a vote on the frequency with which say-on-pay votes must be conducted. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board is divided into three classes, with each director holding office for a three-year term. There are currently eight directors on our Board. Set forth below are the names, ages, and certain other information about each director as of April 25, 2024. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which they were selected as a director.

Name	Age	Position	Class
Andrew Guggenhime, M.B.A.(1)(2)	55	Director (Chair)	II
Scott Braunstein, M.D.(1)(2)	60	Director	I
Rachel Haurwitz, Ph.D.	38	Director; president and chief executive officer	III
David Johnson, M.B.A.(1)	55	Director	II
Dara Richardson-Heron, M.D.(3)	60	Director	III
Natalie Sacks, M.D.(3)(4)	59	Director	III
Nancy Whiting, Pharm.D.(2)(4)	51	Director	II
Ran Zheng, M.S.(3)(4)	61	Director	I
(1)Member of the Audit Committee
(2)Member of the Compensation Committee
(3)Member of the Nominating and Corporate Governance Committee
(4)Member of the Science and Technology Committee
Nominees for Election as Class III Directors
Rachel Haurwitz, Ph.D., is a co-founder of Caribou and currently serves as our president and chief executive officer and as a director of our Company, positions she has held since our Company’s inception in October 2011. Dr. Haurwitz is an inventor on patents and patent applications covering multiple CRISPR-based technologies and has co-authored several scientific papers characterizing CRISPR-Cas systems, including in Science. From July 2014 until November 2016, Dr. Haurwitz served on the Board of Directors of Intellia Therapeutics, Inc., of which she is a co-founder. Since November 2021, Dr. Haurwitz has served on the Board of Directors of Seer, Inc. and, since February 2020, Dr. Haurwitz has served on the Board of Directors of the Biotechnology Innovation Organization (BIO). Additionally, since May 2020, Dr. Haurwitz has served on the Board of Directors of Edge Animal Health. She received her A.B. degree in Biological Sciences from Harvard College and her Ph.D. in Molecular and Cell Biology from the University of California, Berkeley, where she completed her thesis research in the laboratory of Dr. Jennifer A. Doudna. We believe that Dr. Haurwitz is qualified to serve on our Board based on her operational and historical expertise and experience as a co-founder, president and chief executive officer of our Company, combined with her knowledge of CRISPR technology.
Dara Richardson-Heron, M.D., has served on our Board since November 2021. She currently serves as the President and Chief Executive Officer of DRH Consulting, a management and executive consulting firm, a position she has held since August 2021, has been an executive coach at The ExCo Leadership Group since January 2021, and serves as a board director at The Hastings Center for Bioethics. Additionally, Dr. Richardson-Heron is on the Board of Directors of the New York Foundation for Senior Citizens. Dr. Richardson-Heron served as Chief Patient Officer for Pfizer Inc., a biopharmaceutical company, from February 2020 to August 2021. Her previous executive leadership positions include Chief Engagement Officer and Scientific Executive for National Institutes of Health (March 2017 to January 2020); Chief Executive Officer of YWCA USA, Inc. (2012 to 2017); and Chief Executive Officer, Greater NYC Affiliate of Susan G. Komen for the Cure (2008 to 2012). Earlier in her career, she served as Assistant Executive Director/National Chief Medical Officer with United Cerebral Palsy of NYC/UCP Association and Executive Medical Director and Special Assistant to the Chairman and Chief Executive Officer at Consolidated Edison Company of New York, Inc. Dr. Richardson-Heron holds a B.A. in Biology from Barnard College and an M.D. from New York University School of Medicine. We believe Dr. Richardson-Heron is qualified to serve on our Board based on her executive leadership expertise and her experience representing the perspective of patients.

Natalie Sacks, M.D., has served on our Board since May 2018. Dr. Sacks is an oncologist and is currently a Venture Partner at Novo Holdings Ventures Investment. Previously, she was the Chief Medical Officer at Harpoon Therapeutics, Inc. (acquired by Merck & Co.) from October 2018 to June 2022. Prior to joining Harpoon, Dr. Sacks held various development leadership roles at multiple companies including Onyx Pharmaceuticals, Inc., a pharmaceutical company (acquired by Amgen Inc.), from April 2011 to February 2014; Aduro Biotech, Inc., a clinical stage biopharmaceutical company, from September 2016 to September 2018; Exelixis, Inc., a pharmaceutical company, from September 2009 to March 2011; and Cell Genesys, Inc., a biotechnology company, from November 2002 to April 2009. She has been responsible for all aspects of development, including the late-stage development of Kyprolis®, a therapeutic for treating multiple myeloma developed by Onyx Pharmaceuticals Inc., and Cometriq®, a therapeutic for treating metastatic medullary thyroid cancer developed by Exelixis, Inc. From October 2004 to October 2016, Dr. Sacks held a faculty appointment at the University of California, San Francisco, where she was a volunteer assistant clinical professor of medicine in the Division of Hematology/Oncology. From August 2017 through June 2023, Dr. Sacks served on the Board of Directors of Zymeworks, Inc., a clinical stage biotechnology company. She received her B.A. in Mathematics from Bryn Mawr College, her M.S. in Biostatistics from Harvard University School of Public Health, and her M.D. from the University of Pennsylvania School of Medicine. We believe that Dr. Sacks is qualified to serve on our Board based on her extensive experience developing early- and late-stage oncology therapeutics and her experience as a director of a public company and in executive leadership roles at multiple companies.
Directors Continuing in Office
Biographical information for our directors continuing in office is set forth below.
Class I Directors (Term Expires at the 2025 Annual Meeting)
Scott Braunstein, M.D., has served on our Board since June 2021. Dr. Braunstein currently serves as Chairman of the Board and Chief Executive Officer of Marinus Pharmaceuticals, Inc., positions he has held since November 2022 and September 2018, respectively. Since August 2015, he has served as an operating partner at Aisling Capital, an investment firm. From July 2015 to March 2018, Dr. Braunstein served as Chief Strategy Officer and Chief Operating Officer at Pacira Pharmaceuticals, Inc., a pharmaceutical company. Prior to Pacira, Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management from September 2014 to February 2015 and spent 12 years from February 2002 to June 2014 with J.P. Morgan Asset Management as a healthcare analyst and managing director on the U.S. equity team and as portfolio manager of the J.P. Morgan Global Healthcare Fund. He previously served on the Board of Directors of Constellation Pharmaceuticals from February 2019 to July 2021 (where he served as Chair of the Audit Committee); of Ziopharm Oncology, Inc. from September 2018 to November 2020; of Esperion Therapeutics, Inc. from June 2015 to April 2020 (where he served as Chair of the Audit Committee); and of Protara Therapeutics, Inc. from May 2018 to July 2020 (where he served on the Audit Committee). Since September 2018, Dr. Braunstein has served on the Board of Directors of Trevena, Inc., a biopharmaceutical company, where he is a member of the Audit Committee and lead independent director. Additionally, Dr. Braunstein has served on the Board of Directors of Site One and, since March 2024, he has served on the Board of Directors of One Biosciences. Dr. Braunstein began his career as a physician at the Summit Medical Group and as assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He received his B.S. in Biology from Cornell University and his M.D. from the Albert Einstein College of Medicine. We believe that Dr. Braunstein is qualified to serve on our Board based on his expertise and experience in governing, leading, and investing in biopharmaceutical companies.
Ran Zheng, M.S., has served on our Board since September 2021. Ms. Zheng currently serves as Chief Executive Officer and on the Board of Directors of Landmark Bio, a public benefit limited liability company to advance the development of transformative new medicines, since March 2021. Prior to joining Landmark Bio, Ms. Zheng was the Chief Technical Officer at Orchard Therapeutics, a commercial-stage global gene therapy, from March 2019 to February 2021. In that role, Ms. Zheng led the technical operations organization and helped advance the company’s product pipeline. Ms. Zheng has also held leadership positions at multiple biotechnology companies, including Amgen Inc., a biopharmaceutical company, from 2003 to 2010, and Genzyme, a biotechnology company (now Sanofi), from 1996 to 2000. Ms. Zheng holds a B.S. in Biology from Beijing Forestry University and received an M.S. in Microbial Engineering from the University of Minnesota. We believe Ms. Zheng is qualified to serve on our Board based on her extensive leadership experience in the biotechnology industry.

Class II Directors (Term Expires at the 2026 Annual Meeting)
Andrew Guggenhime, M.B.A., has served on our Board since April 2021. Mr. Guggenhime currently serves as President and Chief Financial Officer at Vaxcyte, Inc., a developer of vaccines, positions he has held since January 2021. He served as Chief Operating Officer and Chief Financial Officer of Vaxcyte from May 2020 to December 2020. Prior to joining Vaxcyte, he served as Chief Financial Officer of Dermira, Inc., a biopharmaceutical company, from April 2014 through the acquisition of the company by Eli Lilly and Company in February 2020. Prior to Dermira, Mr. Guggenhime served as

Chief Financial Officer for CardioDx, Inc., a medical diagnostic company, from September 2011 to April 2014 and as a director of the company from April 2014 to July 2016. He also served as Chief Financial Officer for Calistoga Pharmaceuticals, Inc., a biopharmaceutical company, from September 2010 to April 2011, which was acquired by Gilead Sciences, Inc. in 2011, and as Chief Financial Officer for Facet Biotech Corporation, a biotechnology company, from December 2008 to June 2010, which was acquired by Abbott Laboratories in April 2010. Mr. Guggenhime previously served as Chief Financial Officer of PDL BioPharma, Inc., a biopharmaceutical company, until Facet Biotech was spun off from PDL BioPharma in December 2008. Prior to joining Facet Biotech, he served as Chief Financial Officer for Neoforma, Inc., a provider of supply chain management solutions, which was acquired by Global Healthcare Exchange, LLC in March 2006. Mr. Guggenhime began his career in financial services at Merrill Lynch & Co. and Wells Fargo & Company. From July 2018 through March 2023, Mr. Guggenhime served on the Board of Directors of Metacrine, Inc., a clinical stage biopharmaceutical company. He received his B.A. in International Politics and Economics from Middlebury College and his M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Guggenhime is qualified to serve on our Board based on his more than two decades of finance, strategic, and operational leadership experience at both private and public healthcare companies.
David Johnson, M.B.A., has served on our Board since May 2022. Mr. Johnson most recently served as Chief Commercial Officer of Global Blood Therapeutics (acquired by Pfizer Inc.), a position he held from March 2018 to December 2022, where he led the global commercial functions and facilitated the launch of Oxbryta® in 2019. Previously, Mr. Johnson was employed by Gilead Sciences, Inc. from 2003 to 2018, where he held roles of increasing responsibility in the company’s commercial organization, including as vice president, sales and marketing, Liver Disease Business Unit, where he was instrumental in building and leading Gilead’s liver disease franchise, including launching four medicines for hepatitis. Prior to that, Mr. Johnson led the Antiviral Business Unit at Gilead, where he helped launch and oversee the HIV franchise. Before Gilead, he had an 11-year tenure at GlaxoSmithKline, where he held various positions in sales, product marketing, business development, global commercial strategy, and portfolio development. Mr. Johnson received his B.A. in Business Marketing from the University of Puget Sound and his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina. We believe that Mr. Johnson is qualified to serve on the Board based on his extensive commercial experience in the biopharmaceutical industry.
Nancy Whiting, Pharm.D., has served on our Board since August 2021. Dr. Whiting currently serves as the Chief Executive Officer and a member of the Board of Directors at Recludix Pharma, a biotechnology company, positions she has held since September 2021. She spent almost 15 years (from 2007 to 2021) with Seagen Inc. (formerly Seattle Genetics), a biotechnology company, where she most recently served as Executive Vice President of Corporate Strategy. Dr. Whiting previously served as Executive Vice President of Late-Stage Development, Senior Vice President of Clinical Development and Medical Affairs, and Head of Experimental Medicine at Seagen. Since October 2023, Dr. Whiting has served on the Board of Directors of Boundless Bio, Inc. Prior to her tenure in the biopharmaceutical industry, she had a career in clinical pharmacy serving as a Clinical Oncology Pharmacist at Seattle Cancer Care Alliance, and previously as the Staff Pharmacist for the Bone Marrow Transplant and Acute Leukemia department at Vancouver Hospital. Dr. Whiting received her B.S. in Pharmacy from the University of British Columbia and received her Pharm.D. degree from the University of Washington. We believe Dr. Whiting is qualified to serve on our Board based on her extensive experience in all phases of drug development.

Family Relationships
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was with a corporation or organization that is not a parent, subsidiary, or other affiliate of our Company, in each case except as specifically identified above.
Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal. Our directors are divided among the three classes as follows:
•The Class I directors are Dr. Braunstein and Ms. Zheng, whose terms will expire at our 2025 annual meeting of stockholders;

•The Class II directors are Mr. Guggenhime, Mr. Johnson, and Dr. Whiting, whose terms will expire at our 2026 annual meeting of stockholders; and
•The Class III directors are Dr. Haurwitz, Dr. Richardson-Heron, and Dr. Sacks, whose terms will expire at the 2024 Annual Meeting.
Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board.
Director Independence
Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under Nasdaq rules, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under applicable Nasdaq rules.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined, with the assistance of counsel, that each of our directors, with the exception of Dr. Haurwitz, is an “independent director” as defined under applicable Nasdaq rules. Dr. Haurwitz is not an independent director under these rules because she is our president and chief executive officer. Our Board has also determined that each member of the audit committee meets the independence criteria set forth in Rule 10A-3 under the Exchange Act. Each of the members of the compensation committee is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. In determining independence, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Committees
Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a science and technology committee, each of which operates pursuant to a charter adopted by our Board. Our Board may also establish other committees from time to time to assist our management and our Board in their duties. The composition and functioning of each of our Board committees complies with all of the applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and the Exchange Act. Each committee charter is available on the corporate governance section of our website at https://investor.cariboubio.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this proxy statement. We have included our website address as an inactive textual reference only.
Audit Committee
The members of the audit committee are Dr. Braunstein, Mr. Guggenhime (Chair), and Mr. Johnson. Our Board has determined that Mr. Guggenhime, who is an independent director, qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K. All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by the audit committee. During 2023, the audit committee held four meetings.
The audit committee’s responsibilities include:
•selecting, retaining, setting the compensation of, and evaluating the qualifications, performance, and independence of our independent registered public accounting firm;

•overseeing the work done by our independent registered public accounting firm, approving all audit engagement fees and terms, and pre-approving all audit, permitted non-audit, and tax services that may be provided by our independent registered public accounting firm;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and the disclosure under “Management's Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual and quarterly reports filed with the SEC;
•reviewing and discussing with management and our independent registered public accounting firm any major issues regarding accounting principles and financial statement presentation;
•reviewing with management and our independent auditors the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting, and disclosure controls and procedures; and monitoring compliance with our Code of Business Conduct, Scientific and Data Integrity, and Ethics;
•setting hiring policies for employees or former employees from our independent auditors and establishing and overseeing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;
•reviewing and discussing with management the risks we face and the policies, guidelines, and processes by which management assess and manages our risks, including our major financial risks and cybersecurity risk exposures, and the steps management has taken to monitor and control such exposures;
•meeting separately, and periodically, with our independent registered public accounting firm, the internal auditor (if any), and management;
•reviewing, approving, and overseeing related person transactions;
•preparing the audit committee report required by SEC rules;
•reviewing the audit committee’s charter at least annually and recommending any proposed changes to our Board; and
•performing, at least annually, an evaluation of the performance of the audit committee under the audit committee charter.
Compensation Committee
The members of the compensation committee are Dr. Braunstein (Chair), Mr. Guggenhime, and Dr. Whiting. During 2023, the compensation committee held four meetings.
The compensation committee’s responsibilities include:
•reviewing on an ongoing basis and making recommendations to our Board regarding the propriety, adequacy, and competitiveness of our overall compensation strategies, plans, and programs;
•reviewing and making recommendations to our Board regarding corporate goals and objectives applicable to the compensation of our chief executive officer and our other executive officers;
•reviewing and making recommendations to our Board regarding the compensation of our chief executive officer and our other executive officers;
•reviewing and making recommendations to our Board regarding the establishment and modification of ranges by job title for annual salaries, target cash bonuses, and equity awards for all employees other than executive officers in accordance with the approved annual budget and, when delegated the authority by our Board, to establish and modify such ranges;
•reviewing and making recommendations to our Board regarding any employment agreements and any severance arrangements or plans for our executive officers;
•determining stock ownership guidelines, if any, for the executive officers and monitoring compliance with such guidelines;
•reviewing and making recommendations to our Board regarding all other employee benefit plans;
•reviewing director compensation and recommending any changes to our Board;
•approving, and recommending to our Board for approval, any loans to be made to our employees (excluding executive officers);
•reviewing and discussing with management any required “Compensation Discussion and Analysis” disclosure and considering whether to recommend to our Board that any such disclosure be included in the appropriate SEC filings;
•preparing, if required, the compensation committee report to be included in the annual reports on Form 10-K or annual proxy statements;
•reviewing and recommending succession planning for our executive officers;

•reviewing the compensation committee’s charter at least annually and recommending any proposed changes to our Board; and
•performing, at least annually, an evaluation of the performance of the compensation committee under the compensation committee charter.
The compensation committee has engaged Pay Governance, as its independent compensation consultant. When requested, Pay Governance consultants attend meetings of the compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Pay Governance reports to the compensation committee and not to our management, although Pay Governance meets with our management for purposes of gathering information for its analyses and recommendations.
Nominating and Corporate Governance Committee
The members of the nominating and corporate governance committee (“NCG committee”) are Dr. Richardson-Heron, Dr. Sacks (Chair), and Ms. Zheng. During 2023, the NCG committee held four meetings.
The NCG committee’s responsibilities include:
•identifying individuals qualified to become members of our Board consistent with criteria approved by our Board and considering nominations for such qualified individuals;
•recommending to our Board the persons to be nominated for election as directors of our Board;
•reviewing and recommending committee membership and chairs on an annual basis;
•recommending to our Board qualified candidates to fill vacancies on our Board;
•overseeing our corporate governance policies and procedures and reviewing such policies and procedures, as needed;
•reviewing and making recommendations to our Board with respect to our Board leadership structure;
•developing a process for the annual evaluation of our Board and its committees and overseeing the conduct of this annual evaluation;
•reviewing the NCG committee’s charter at least annually and recommending any proposed changes to our Board; and
•performing, at least annually, an evaluation of the performance of the NCG committee under the NCG committee charter.
Director Nomination Process
The process followed by the NCG committee to identify and evaluate director candidates includes requests to our Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and conducting interviews of selected candidates by members of the NCG committee and our Board.
In considering whether to recommend to our Board any particular candidate, including candidates recommended by stockholders, the NCG committee applies a variety of criteria, including the candidate’s experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing; accomplishments in the candidate’s respective field; the candidate’s reputation for high ethical and moral standards; the candidate’s time and ability to devote to the affairs of our Company; and, to the extent applicable, the candidate’s history of actively contributing to any boards of directors on which the candidate has previously served. All current directors and nominees for director were identified and nominated by members of our Board.

The NCG committee will consider director candidates recommended by stockholders. The NCG committee uses the same criteria (described above) to evaluate candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the NCG committee to become nominees for election to our Board may do so by delivering a written recommendation to the NCG committee at the following address: Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Corporate Secretary, which notice must be received at least 90 calendar days, but not more than 120 calendar days, prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 calendar days prior to or delayed by more than 60 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th calendar day prior to the scheduled date of the annual meeting of stockholders and not later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting of stockholders is first made by us. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s written notice as described above. Submissions must comply with the procedures set forth in our bylaws and provide the information required by our bylaws, including without limitation the name, age, business address, and residence address of such nominee, the principal occupation or employment of such nominee, information on beneficial ownership of the nominee’s shares of capital stock of our Company, and other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including additional information required by Rule 14a-19 under the Exchange Act. Any submission must be accompanied by a written statement executed by the nominee acknowledging that such person intends to serve as a director for the full term for which such person is standing for election.
The director biographies set forth in this proxy statement indicate each director’s experience, qualifications, attributes, and skills that led the NCG committee and our Board to conclude they should serve as a director. The NCG committee and our Board believe that each of the directors has the individual attributes and characteristics required of each of our directors, and the directors as a group, possess the skill sets and specific experience desired of our Board as a whole.
We do not have a policy (formal or informal) with respect to diversity, but we believe that our Board, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds. In this regard, the NCG committee and our Board also take into consideration the diversity (with respect to gender, race, and national origin) of our Board members but do not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors. The NCG committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders.
Board Diversity
Set forth below is information as of April 25, 2024, concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

Board Diversity Matrix (as of April 25, 2024)
Total number of directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	3	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose demographic background	—
Science and Technology Committee
The members of the science and technology committee (“S&T”) are Dr. Sacks, Dr. Whiting (Chair), and Ms. Zheng. The S&T committee met three times in 2023.

The S&T committee’s responsibilities include:
•reviewing and evaluating our scientific and technology development strategies and progress as well as our research and development;
•advising our Board on the committee’s assessment of our research and development;
•periodically discussing our research and development with one or more of the persons serving on our scientific advisory board (“SAB”) as the committee deems necessary or advisable;
•assessing possible technologies to be acquired by, licensed to, or otherwise accessed by us;
•providing recommendations to our Board regarding selection of such possible technologies by us;
•providing guidance on our clinical trials;
•reviewing the S&T committee’s charter at least annually and recommending any proposed changes to our Board; and
•performing, at least annually, an evaluation of the performance of the S&T committee under the S&T committee charter.

Leadership Structure of our Board
Our amended and restated bylaws provide our Board with flexibility to combine or separate the positions of chair of our Board and our chief executive officer. Our Board has appointed Mr. Guggenhime to serve as chair of our Board. We believe that separating the roles of chair of our Board and chief executive officer is appropriate at this time because it provides Dr. Haurwitz, our chief executive officer, with the ability to focus on our day-to-day operations while allowing Mr. Guggenhime, chair of our Board, to focus on the oversight of our Board. Our Board will periodically review our leadership structure and may make changes in the future as it deems appropriate.
Role of our Board in Risk Oversight Process
Although our officers are responsible for the day-to-day management of risks, our Board has broad oversight responsibility for our Company's risk management programs. Our officers are charged with identifying material risks that we face; implementing strategies to address specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout our Company; and efficiently and promptly transmitting relevant risk-related information to our Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight.
Our Board performs an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The audit committee is responsible for overseeing the management of our major financial risk exposures, including risks relating to accounting matters and financial reporting, legal and compliance risks, and cyber security risks. As part of this oversight, the audit committee receives regular reports from management on such risks at its regularly scheduled meetings, including reports not less than twice per year relating to data privacy and cybersecurity and the actions management has taken to limit, monitor, or control such exposures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The NCG committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks.
Our Board and its Committee Meetings and Attendance
During 2023, our Board held five meetings. Each of the directors then in office in 2023 attended at least 75% of the aggregate of (i) the number of Board meetings and (ii) the number of meetings held by all committees of our Board on which the director then served.
Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we invite all of our directors and nominees to attend. All of our directors, including the nominees standing for re-election, attended our 2023 annual meeting of stockholders.

Communicating with our Independent Directors
Our Board will give appropriate attention to written communications that are submitted by stockholders, and they will respond if and as appropriate. The chair of our Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.
Stockholders who wish to send communications on any topic to our Board should address such communications to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Chief Legal Officer and Corporate Secretary, telephone: 510-982-6030.
Code of Business Conduct, Scientific and Data Integrity, and Ethics
We have adopted a written Code of Business Conduct, Scientific and Data Integrity, and Ethics (“Code of Conduct”) that applies to all of our employees, consultants, contractors, and directors. A current copy of the Code of Conduct is available on the Corporate Governance section of our website at https://investor.cariboubio.com. The audit committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for our executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements with respect to our executive officers and directors, will be disclosed on our website at the address indicated above. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this proxy statement. We have included our website address as an inactive textual reference only. We will provide to any person, without charge, a copy of the Code of Conduct. Any such request should be directed to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Chief Legal Officer and Corporate Secretary, telephone: 510-982-6030.
Policy Prohibiting Hedging and Pledging
Our Insider Trading Policy prohibits all employees, consultants, contractors, and directors (including such persons' immediate family members) from engaging in the following transactions:
•short sales (selling any of our Company securities that they do not own at the time of the sale);
•options trading (buying or selling puts or calls or other derivative securities of our Company securities);
•trading on margin or pledging (holding our Company securities in a margin account or pledging them as collateral for a loan); and
•hedging (entering into hedging or monetization transactions or similar arrangements with respect our Company securities).

EXECUTIVE OFFICERS
The following table contains certain information about our current executive officers as of April 25, 2024. Biographical information for our executive officers who are not also directors is listed in the table below.

Name	Age	Position(s)
Rachel Haurwitz, Ph.D.	38	President and chief executive officer; director
Steven Kanner, Ph.D.	65	Chief scientific officer
Tim Kelly, M.B.A.	55	Chief technology officer
Ruhi Khan, M.B.A.	49	Chief business officer
Barbara McClung, J.D.	69	Chief legal officer and corporate secretary
Jason O’Byrne, M.B.A.	55	Chief financial officer
Steven Kanner, Ph.D., has served as our chief scientific officer since June 2017. Before joining Caribou, Dr. Kanner served as Vice President, Head of Biology at Arrowhead Pharmaceuticals, Inc. (“Arrowhead”), a pharmaceutical company, from September 2013 to June 2017, leading a department in discovery of RNAi therapeutics for oncology, genetic diseases, and other indications. Prior to joining Arrowhead, he served in various positions of increasing responsibility in oncology and inflammation/immunology drug discovery at Bristol-Myers Squibb, from July 1990 to May 2003; Agensys Corporation, a pharmaceutical company (acquired by Astellas Pharma, Inc. in 2007), from May 2003 to June 2010; and Astex Pharmaceuticals, Inc., from December 2010 to July 2012. Dr. Kanner currently serves on the Board of Directors of Specific Biologics and, since 2024, serves on the Board of Directors of RegCell. He has authored over 90 publications in both peer-reviewed journals and books and is an inventor on numerous U.S. and foreign patents. Dr. Kanner received his A.B. degree in Genetics from the University of California, Berkeley, and earned his Ph.D. in Immunology and Microbiology from the University of Miami Miller School of Medicine. He was awarded an NIH post-doctoral fellowship grant that he completed in the Cancer Center at the University of Virginia.

Tim Kelly, M.B.A., has served as our chief technology officer since January 2024. He brings over 25 years of experience in global clinical and commercial product development, manufacturing, and supply chain operations with both large and small biopharmaceutical and cell and gene therapy companies in the United States and Europe. Before joining Caribou, Mr. Kelly served from March 2022 to July 2023 as Chief Executive Officer and Board Chair at Oxford Biomedica Solutions, a spin-out of Homology Medicines, Inc. that provides adeno-associated virus product development and manufacturing services. Prior to Oxford Biomedica Solutions, he was Chief Operating Officer at Homology Medicines, Inc., from May 2017 to March 2022, where he led operations, process and platform development strategy, and product manufacturing strategy for gene therapy and gene editing technology. Prior to joining Homology Medicines, Inc., Mr. Kelly held various positions of increasing responsibility at Biogen Inc., from 1998 to 2004, at UCB Pharmaceuticals from 2005 to 2009, at Shire Pharmaceuticals LLC from June 2009 to January 2017, and at Sarepta from January to May 2017. Mr. Kelly holds a B.S., with emphasis in engineering mechanics, from the U.S. Air Force Academy and an M.S./M.B.A. from Troy State University.
Ruhi Khan, M.B.A., has served as our chief business officer since November 2021. She brings over 25 years of business development and investment management experience focused on the biotechnology and pharmaceutical industries. Most recently Ms. Khan served as Head of Business Development at Tempest Therapeutics, Inc. and Adastra Pharmaceuticals, Inc., both biotechnology companies, from 2019 to 2021, and she provided business development and finance advice to multiple biotechnology companies from 2015 to 2021. From 2009 to 2014, she was the Vice President of Business Development for Acorda Therapeutics, Inc., a biotechnology company. Prior to Acorda, Ms. Khan worked in a similar capacity at Lexicon Pharmaceuticals, Inc., a biotechnology company. She started her career in venture capital with Fidelity Biosciences Group (now F-Prime Capital) and MPM Capital Advisors. Ms. Khan holds an A.B. in Biology from Harvard College and an M.B.A. in healthcare management from The Wharton School, University of Pennsylvania.
Barbara McClung, J.D., has served as our chief legal officer and corporate secretary since April 2015. Ms. McClung has practiced law for over 35 years, primarily in the biotechnology industry. Prior to joining Caribou, she was Vice President, General Counsel, and Corporate Secretary of Intarcia Therapeutics, Inc., from January 2007 to May 2013. Ms. McClung was Chief Legal Officer and Corporate Secretary at Cygnus, Inc., from January 1998 to December 2005. She began her career as a patent attorney with E.I. du Pont de Nemours and Company from May 1987 to May 1989, and then was an associate at the law firm of Townsend & Townsend from June 1989 to August 1990. Ms. McClung was Corporate Patent Counsel for the Vaccines Division at Chiron Corporation from August 1990 to January 1998. Ms. McClung teaches biotechnology law at the University of California, Berkeley, School of Law. She received her B.A. in Anthropology from the University of California, San Diego, her M.A. in Anthropology from the University of Pennsylvania, and her J.D. from the University of Pennsylvania Law School. Ms. McClung is a member of the California, Delaware, and Pennsylvania state bars and is a registered patent attorney before the United States Patent and Trademark Office.
Jason O’Byrne, M.B.A., has served as our chief financial officer since February 2021. Prior to joining Caribou, he was Senior Vice President of Finance at Audentes Therapeutics, Inc., a gene therapy company, from April 2020 to February 2021, where he led finance. From April 2019 to April 2020, Mr. O’Byrne served as Vice President of Finance at Audentes. Before joining Audentes, he spent 13 years with Genentech, Inc., a member of the Roche Group, from February 2005 to December 2018, holding finance leadership and executive positions across the research, development, manufacturing, business development, and commercial functions. Earlier in his career, Mr. O’Byrne served as Regional Controller with General Chemical Corporation, a specialty chemical supplier, from September 2002 to January 2005, and as an engineer with General Motors, from September 1999 to September 2001. He received a B.A.Sc. in Mechanical Engineering from the University of British Columbia and an M.B.A. from New York University’s Stern School of Business.

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next three most highly compensated executive officers in respect of their service to us for the fiscal year ended December 31, 2023. We refer to these individuals as our named executive officers. Our named executive officers are:

•Rachel Haurwitz, Ph.D., our president and chief executive officer
•Syed Rizvi, M.D., our chief medical officer until December 31, 2023
•Steven Kanner, Ph.D., our chief scientific officer
•Barbara McClung, J.D., our chief legal officer
Summary Compensation Table (2023 and 2022)
The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2023 and 2022 (as applicable):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Rachel Haurwitz, Ph.D.	2023	623,150	342,733	—	2,137,464	13,200	3,116,547
President and chief executive officer	2022	513,474	307,794	—	—	12,200	833,468
Syed Rizvi, M.D.(4)	2023	504,700	201,880	—	548,497	13,200	1,268,277
Former chief medical officer	2022	467,727	172,359	638,400	1,097,806	12,200	2,388,492
Steven Kanner, Ph.D.(5)	2023	468,650	187,460	—	548,497	13,200	1,217,807
Chief scientific officer
Barbara McClung, J.D.(5)	2023	468,650	187,460	—	548,497	13,200	1,217,807
Chief legal officer
(1)The bonuses for 2023 were paid in March 2024, and the bonuses for 2022 were paid in March 2023.
(2)The amounts shown represent the grant date fair values of stock awards and option awards granted in 2023 and 2022 as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 718 (“ASC Topic 718”). During 2022, Dr. Haurwitz and Dr. Rizvi were awarded performance-based restricted stock units (“PSUs”) that would have been valued at $166,370 and $73,498, respectively, at the grant date if we assumed achievement of the highest level of performance. The achievement of performance was not considered probable as of the grant date and, accordingly, there were no grant date fair values for these PSUs includable in this table. A portion of Dr. Rizvi’s equity awards granted in 2023 and 2022 were forfeited upon his departure from our Company.
(3)The amounts shown consist of 401(k) retirement plan matching contributions for 2023 and 2022 of $13,200 and $12,200, respectively.
(4)Dr. Rizvi left our Company on December 31, 2023.
(5)Dr. Kanner and Ms. McClung were not named executive officers in 2022 and, accordingly, the table only includes their compensation for 2023.
Narrative Disclosure to Summary Compensation Table
Our Board approves compensation for our named executive officers and other executive officers based, in part, upon recommendations of the compensation committee.
Base Salary
Effective January 1, 2023, the base salaries for Dr. Haurwitz, Dr. Rizvi, Dr. Kanner, and Ms. McClung were $623,150, $504,700, $468,650, and $468,650, respectively.

Effective January 1, 2022, the base salary for Dr. Haurwitz was $605,000. Dr. Rizvi’s base salary was $490,000 as of his January 18, 2022 hire date.
Bonuses
Pursuant to the terms of their employment agreements, Dr. Haurwitz, Dr. Rizvi, Dr. Kanner, and Ms. McClung were eligible to receive annual bonuses for fiscal years 2023 and 2022.
For fiscal year 2023, the target bonus amounts, expressed as a percentage of base salary paid, for Dr. Haurwitz, Dr. Rizvi, Dr. Kanner, and Ms. McClung were 55%, 40%, 40%, and 40%, respectively. Actual bonuses for fiscal year 2023, paid in March 2024, for Dr. Haurwitz, Dr. Rizvi, Dr. Kanner, and Ms. McClung were $342,733, $201,880, $187,460, and $187,460, respectively, which reflected 100% of the target amounts. The final payout percentages were determined based on achievement of defined Company strategic goals in fiscal year 2023.
For fiscal year 2022, the target bonus amounts, expressed as a percentage of base salary paid, for Dr. Haurwitz and Dr. Rizvi were 55% and 40%, respectively. Actual bonuses for fiscal year 2022, paid in March 2023, for Dr. Haurwitz and Dr. Rizvi were $307,794 and $172,359, respectively, which reflected 92.5% of the target amounts. The final payout percentages were determined based on achievement of defined Company strategic goals in fiscal year 2022.
Equity Compensation Awards
On February 21, 2023, Dr. Haurwitz, Dr. Rizvi, Dr. Kanner, and Ms. McClung were awarded stock options under the 2021 Equity Incentive Plan (the “2021 Plan”) covering 510,500, 131,000, 131,000, and 131,000 shares of our common stock, respectively, at an exercise price of $6.12 per share. For these options, the shares vest in equal monthly installments (commencing February 21, 2023) over four years, subject to continued service with us through the applicable vesting dates.

On January 25, 2022, Dr. Rizvi was awarded stock options under the 2021 Plan covering 161,250 shares of our common stock at an exercise price of $10.64 per share. For this option, 1/4th of the shares subject to the option vested on the one-year anniversary of the January 25, 2022 vesting commencement date and an additional 1/48th of the shares subject to the option vested on the corresponding day of each month thereafter until December 31, 2023, when Dr. Rizvi left our Company. Dr. Rizvi was also granted 60,000 restricted stock units (“RSUs”) under the 2021 Plan of our common stock at a fair value of $10.64 per share. These RSUs were granted on January 25, 2022 with an annual vesting schedule over four years. On January 18, 2023, 15,000 shares of our common stock under Dr. Rizvi’s RSU grant vested and, as part of his separation agreement, an additional 15,000 shares of our common stock under his RSU grant vested on January 18, 2024, as originally scheduled. There will be no further vesting of Dr. Rizvi’s RSUs as the remaining RSUs were forfeited when he left our Company.

On August 22, 2022, Dr. Haurwitz and Dr. Rizvi were awarded PSUs under the 2021 Plan covering 16,805 and 7,424 shares, respectively, and the market price of our common stock was $9.90 per share at the close of the market on that day. These PSUs will vest for Dr. Haurwitz contingent upon the achievement of a clinical milestone for CB-010 during the performance period ending December 31, 2024, subject to Dr. Haurwitz’s continued employment with our Company during the performance period. Dr. Rizvi’s PSUs were forfeited when he left our Company.
Employment Agreements with Our Named Executive Officers
We have entered into written employment agreements with each of our executive officers, including each of our named executive officers, which are described below.
Officer Employment Agreement with Dr. Haurwitz

On July 27, 2021, we entered into an officer employment agreement with Dr. Haurwitz setting forth the terms and conditions of her employment with us. The agreement amended and restated a prior officer employment agreement dated June 30, 2017. The agreement provides for Dr. Haurwitz to serve as our president and chief executive officer. Under the terms of her agreement, Dr. Haurwitz’s initial base salary was $570,000 and her initial target annual bonus opportunity was 55% of her annual base salary. Both of these amounts are subject to review and adjustment by our Board from time to time, and Dr. Haurwitz’s base salary has been adjusted periodically as described above. Additional details about this agreement are provided in Severance and Change in Control Payments and Benefits below.

Officer Employment Agreement with Dr. Rizvi and his Separation Agreement and Release

On January 18, 2022, we entered into an officer employment agreement with Dr. Rizvi setting forth the terms and conditions of his employment with us as our chief medical officer. The employment agreement provided for an initial base salary of $490,000 and an initial target bonus opportunity of 40% of his base salary. Both of these amounts were subject to review and adjustment by our Board from time to time, and Dr. Rizvi’s salary was adjusted in January 2023 as described above. Additional details about this employment agreement are provided in Severance and Change in Control Payments and Benefits below. On December 22, 2023, in connection with Dr. Rizvi’s impending departure from our Company on December 31, 2023, we and Dr. Rizvi entered into a separation agreement and general release of claims in favor of our Company and related persons and entities (the “Separation Agreement and Release”). Pursuant to the terms of the Separation Agreement and Release, assuming continued compliance with the Separation Agreement and Release, Dr. Rizvi receives cash severance compensation equal to nine months of his annual base salary as well as reimbursement of up to nine months of COBRA premiums, payable in substantially equal installments over nine months. Subject to the same conditions, Dr. Rizvi was eligible to receive a bonus for 2023 at the discretion of our Board. Additionally, 15,000 shares of our common stock under his RSUs vested on January 18, 2024 as originally scheduled, and the post-termination exercise period of any vested stock options as of December 31, 2023 was extended through June 30, 2024.
Officer Employment Agreement with Dr. Kanner

On July 27, 2021, we entered into an officer employment agreement with Dr. Kanner setting forth the terms and conditions of his employment with us. The agreement amended and restated a prior officer employment agreement dated June 30, 2017. The agreement provides for Dr. Kanner to serve as our chief scientific officer. Under the terms of his agreement, Dr. Kanner’s initial base salary was $440,000 and his initial target annual bonus opportunity was 40% of his annual base salary. Both of these amounts are subject to review and adjustment by our Board from time to time, and Dr. Kanner’s base salary effective January 1, 2023 is described above. Additional details about this agreement are provided in Severance and Change in Control Payments and Benefits below.
Officer Employment Agreement with Ms. McClung

On July 27, 2021, we entered into an officer employment agreement with Ms. McClung setting forth the terms and conditions of her employment with us. The agreement amended and restated a prior officer employment agreement dated June 30, 2017. The agreement provides for Ms. McClung to serve as our chief legal officer. Under the terms of her agreement, Ms. McClung’s initial base salary was $440,000 and her initial target annual bonus opportunity was 40% of her annual base salary. Both of these amounts are subject to review and adjustment by our Board from time to time, and Ms. McClung’s base salary effective January 1, 2023 is described above. Additional details about this agreement are provided in Severance and Change in Control Payments and Benefits below.
Equity Incentive Plans
2013 Equity Incentive Plan
The 2013 Plan was duly adopted by our Board and approved by our stockholders in November 2013. The 2013 Plan was subsequently amended and the number of shares issuable under the 2013 Plan was increased. The 2013 Plan provided for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, and RSUs to our executive officers, directors, employees, and consultants. No further grants have been or will be made under the 2013 Plan after the 2021 Plan (described below) became effective.
The 2013 Plan authorized the issuance of up to 9,954,446 shares of our common stock pursuant to stock options or other awards, plus up to 454,500 shares of our common stock pursuant to stock options or other awards granted under our terminated 2012 Stock Option/Stock Issuance Plan that expired or otherwise terminated without having been exercised in full and shares of our common stock issued pursuant to awards granted under the 2012 Plan that were forfeited to or repurchased by us. As of April 1, 2024, there were outstanding stock options covering 2,721,717 shares granted under the 2013 Plan.
Administration. The compensation committee has the authority to administer the 2013 Plan, including the authority to construe and interpret the 2013 Plan with respect to stock option awards made under the 2013 Plan.

2021 Equity Incentive Plan
The 2021 Plan was duly adopted by our Board in June 2021 and approved by our stockholders in July 2021. The 2021 Plan is a successor to our 2013 Plan. The principal purpose of the 2021 Plan is to attract, retain, and motivate employees and directors through the granting of stock-based compensation awards. The material terms of the 2021 Plan are summarized below.
Share Reserve. Initially, under the 2021 Plan the maximum number of shares of our common stock that could be issued was 11,232,084 shares, which is the sum of (i) 5,200,000 new shares, plus (ii) an additional number of shares not to exceed 6,032,084, consisting of (A) shares that remained available for issuance of awards under our 2013 Plan immediately prior to the time our 2021 Plan became effective and (B) shares of our common stock subject to outstanding stock options or other awards granted under our 2013 Plan that, on or after the 2021 Plan became effective, terminate or expire prior to exercise thereof, are not issued, are forfeited, or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. The shares were initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, SARs, RSUs, PSUs, and other stock-based awards. The number of shares reserved for issuance or transfer pursuant to awards under the 2021 Plan increases on the first day of each fiscal year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of stock as determined by our Board. No more than 56,000,000 shares of stock may be issued under the 2021 Plan upon the exercise of ISOs. As of April 1, 2024, there were 6,565,993 shares remaining available for grant and outstanding stock awards covering 10,567,716 shares granted under the 2021 Plan.
The following counting provisions apply to the share reserve under the 2021 Plan:
•to the extent that a stock award terminates, expires, or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;
•to the extent shares are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation with respect to any award under the 2021 Plan, such tendered or withheld shares will be available for future grants under the 2021 Plan;
•to the extent that shares of our common stock awarded by us are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2021 Plan;
•the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and
•to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.
The 2021 Plan includes limits with respect to non-employee directors. A non-employee director will not receive total compensation for any fiscal year that exceeds $750,000 (or $1,000,000 in the year of the director’s initial appointment to our Board). For this purpose, total compensation is the sum of the grant date fair value of any equity or equity-based awards granted to such non-employee director during a fiscal year, and the amount of cash fees or awards payable to such non-employee director in respect of such service during any fiscal year, including any such amounts that are voluntarily deferred by the non-employee director.
Administration. The compensation committee administers the 2021 Plan with respect to grants to non-officer employees. The compensation committee consists of at least three members of our Board, each of whom is intended to qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the rules of Nasdaq. The 2021 Plan permits our Board or the compensation committee to delegate its authority to grant awards to employees other than executive officers to our president and chief executive officer.
Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards, and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend, or rescind rules relating to administration of the 2021 Plan. Our Board may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Plan. Although the compensation committee is authorized to administer the 2021 Plan, our Board currently administers the 2021 Plan with respect to awards to non-employee directors and executive officers.

Eligibility. Stock options, SARs, RSUs, restricted stock awards, PSUs, and all other stock-based awards under the 2021 Plan may be granted to individuals who are our employees, directors, or consultants or who are employees, directors, or consultants of certain of our subsidiaries. Only employees of our Company may be granted ISOs.
Stock Awards. The 2021 Plan provides that the administrator may grant or issue stock options, SARs, RSUs, PSUs, and other stock-based awards, and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms, and conditions of the award.
•NSOs will provide for the right to purchase shares of our common stock at a specified price, which may not be less than fair market value on the date of grant. NSOs usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.
•ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) and will be subject to specified restrictions contained in the Tax Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2021 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.
•Restricted Stock and Performance Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator, which in the case of performance stock will include performance-based restrictions. Restricted stock and performance stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, such stock may not be sold or otherwise transferred until restrictions are removed or expire. Recipients of restricted stock and performance stock, unlike recipients of stock options, have voting rights and have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.
•RSUs and PSUs may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock and performance stock, these units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock and performance stock, stock underlying these units will not be issued until the units have vested, and recipients of units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
•SARs may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under our 2021 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. There are no restrictions specified in the 2021 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2021 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.
•Other Stock-Based Awards are awards of fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments, and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator determines the terms and conditions of other stock-based awards, which may include vesting conditions based on continued service, performance, and/or other conditions.
•Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator.
Any stock-based award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals determined by the administrator.
Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2021 Plan may be subject to accelerated vesting in the discretion of the administrator, such that 100% of such awards will become vested and exercisable or payable, as applicable. In addition, the administrator will also have complete discretion to structure one or more awards under the 2021 Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards, including in such circumstances where the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event. The administrator may also make appropriate adjustments to awards under the 2021 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution, or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2021 Plan, a change in control is generally defined as:
•the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;
•a change in the composition of our Board such that incumbent directors cease to constitute a majority of our Board;
•the consummation of a merger, consolidation reorganization or business combination, a sale or disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, other than a transaction (i) that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; (ii) after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; and (iii) after which at least a majority of the board of the successor entities were board members at the time of the approval of the transaction; or
•our liquidation or dissolution.
Adjustments of Awards. In the event of any stock dividend or other distribution, stock split, reverse stock split, reorganization, combination, or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase, or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to:
•the aggregate number and type of shares subject to the 2021 Plan (including the number of shares that may be issued as ISOs);
•the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and
•the grant or exercise price per share of any outstanding awards under the 2021 Plan.
Amendment. The administrator may amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule, or regulation (including any applicable stock exchange rule). Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.
Termination. Our Board may terminate the 2021 Plan at any time. No awards, including ISOs, may be granted pursuant to the 2021 Plan after the 10th anniversary of the effective date of the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after that anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.

2021 Employee Stock Purchase Plan (“2021 ESPP”)
Our 2021 ESPP was duly adopted by our Board in June 2021 and approved by our stockholders in July 2021. The principal purpose of the 2021 ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success. The 2021 ESPP includes two components. One component is intended to qualify for favorable tax treatment under Section 423 of the Tax Code. The second component allows for the grant of purchase rights that does not qualify for favorable tax treatment due to deviations in an offering and to permit participation by eligible employees who are employed outside of the United States in compliance with the laws of other jurisdictions.
Shares available. We have initially reserved 511,000 shares of our common stock for sale under the 2021 ESPP. The number of shares reserved for sale under the 2021 ESPP increases on the first day of each fiscal year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 1% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of stock as determined by our Board. No more than 10,000,000 shares of our common stock may be issued under the 2021 ESPP over the term of the 2021 ESPP. As of April 1, 2024, there were 2,278,809 shares available for issuance under the 2021 ESPP.
Administration. The 2021 ESPP may be administered by the compensation committee or by our Board acting in place of the compensation committee, subject to the terms and conditions of the 2021 ESPP. Among other things, the compensation committee has the authority to determine eligibility for participation in the 2021 ESPP; designate separate offerings under the plan; and construe, interpret, and apply the terms of the plan.
Eligibility. Employees eligible to participate in any offering pursuant to the 2021 ESPP generally include any employee who is employed by us or certain of our designated subsidiaries at the beginning of the offering period. However, the compensation committee may determine that employees who are customarily employed for 20 hours or less per week or for five months or less in a calendar year, certain “highly compensated” employees, or employees resident in a foreign jurisdiction whose participation is either prohibited under local law, or where compliance with local law would violate Section 423 of the Tax Code, may not be eligible to participate in the 2021 ESPP. In addition, any employee who owns (or is deemed to own as a result of attribution) 5% or more of the total combined voting power or value of all classes of our capital stock, or the capital stock of one of our qualifying subsidiaries, or who will own such amount as a result of participation in the 2021 ESPP, will not be eligible to participate in the 2021 ESPP. The compensation committee may impose additional restrictions on eligibility from time to time.
Offerings. Under the 2021 ESPP, eligible employees will be offered the option to purchase shares of our common stock at a discount over a series of offering periods. Each offering period may itself consist of one or more purchase periods with purchase dates, and on the purchase dates shares of our common stock will be purchased for employees participating in the offering. No offering period may be longer than 27 months. An offering under the 2021 ESPP may be terminated under certain circumstances.
Participation. Participating employees will be able to purchase the offered shares of our common stock by accumulating funds through payroll deductions or through cash payments. Participants may select a rate of payroll deduction between 1% and 15% of their eligible compensation, as defined in the 2021 ESPP. However, a participant may not subscribe for more than $25,000 in fair market value of shares of our common stock (determined as of the date the offering period commences) in any calendar year in which the offering is in effect.
Unless otherwise determined by the compensation committee, the purchase price for shares of our common stock purchased under the 2021 ESPP will be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the applicable offering period or (ii) the last trading day of each purchase period in the applicable offering period.
Once an employee becomes a participant in an offering period, the participant will be automatically enrolled in each subsequent offering period at the same contribution level. A participant may reduce their contribution in accordance with procedures set forth by the compensation committee and may withdraw from participation in the 2021 ESPP at any time prior to the end of an offering period, subject to time restrictions specified in the plan or such other time as may be specified by the compensation committee. Upon withdrawal, the accumulated payroll deductions will be returned to the participant without interest.

Adjustments upon Recapitalization. If the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, the compensation committee will proportionately adjust the number and class of common stock that is available under the 2021 ESPP, the purchase price and number of shares any participant has elected to purchase, as well as the maximum number of shares that may be purchased by participants. The 2021 ESPP also includes provisions for adjustment in the event a change in corporate structure or similar transaction occurs.
Change in Control. If we experience a corporate transaction, the compensation committee may elect to shorten a purchase period in anticipation of the transaction, in which case the participants’ accumulated contributions would be used to purchase shares prior to the consummation of the corporate transactions with the resulting termination of the purchase rights, and/or suspend the plan. Alternatively, it may require outstanding rights to purchase shares to be assumed or an equivalent option substituted by the successor corporation.
Transferability. Participants may not assign, transfer, pledge, or otherwise dispose of payroll deductions or cash payments credited to their account, or any rights with regard to an election to purchase shares pursuant to the 2021 ESPP other than by will or the laws of descent or distribution.
Amendment; Termination. The compensation committee may amend, suspend, or terminate the 2021 ESPP at any time without stockholder consent, except as required by law. The 2021 ESPP will continue until the earliest to occur of (i) termination of the 2021 ESPP by our Board, (ii) issuance of all the shares reserved for issuance under the 2021 ESPP, or (iii) the 10th anniversary of the first purchase date under the 2021 ESPP.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2023:

			Option awards				Stock Awards
Name	Vesting commencement date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Rachel Haurwitz, Ph.D.	03/02/2021	(1)	300,580	136,621	4.11	03/29/2031	—	—	—	—
	12/20/2021	(2)	205,500	205,500	15.16	12/19/2031	—	—	—	—
	08/22/2022	(3)	—	—	—	—	—	—	16,805	105,535
	02/21/2023	(2)	106,354	404,146	6.12	02/20/2033	—	—	—	—
Syed Rizvi, M.D.(5)	01/18/2022	(2)	77,265	—	10.64	06/30/2024	—	—	—	—
	01/18/2022	(4)	—	—	—	—	15,000	94,200	—	—
	02/21/2023	(2)	27,291	—	6.12	06/30/2024	—	—	—	—
Steven Kanner, Ph.D.	03/08/2018	(1)	4,879	—	1.81	03/07/2028	—	—	—	—
	07/12/2017	(1)	3,534	—	1.81	07/10/2027	—	—	—	—
	10/01/2019	(1)	52,200	—	2.69	09/29/2029	—	—	—	—
	03/02/2021	(1)	157,892	72,473	4.11	03/28/2031	—	—	—	—
	12/20/2021	(2)	73,500	73,500	15.16	12/19/2031	—	—	—	—
	08/22/2022	(3)	—	—	—	—	—	—	9,191	57,719
	02/21/2023	(2)	27,291	103,709	6.12	02/20/2033	—	—	—	—
Barbara McClung, J.D.	10/01/2019	(1)	47,318	—	2.69	09/30/2029	—	—	—	—
	03/02/2021	(1)	159,443	72,471	4.11	03/28/2031	—	—	—	—
	12/20/2021	(2)	73,500	73,500	15.16	12/19/2031	—	—	—	—
	08/22/2022	(3)	—	—	—	—	—	—	9,191	57,719
	02/21/2023	(2)	27,291	103,709	6.12	02/20/2033	—	—	—	—
(1)1/4th of the shares subject to the option vest on the one-year anniversary of the vesting commencement date and an additional 1/48th of the aggregate number of shares subject to the option vest on the corresponding day of each month thereafter (or if there is no such corresponding day, on the last day of the month), subject to the continued service by the executive officer through the applicable vesting dates.
(2)1/48th of the shares subject to the option vest on each monthly anniversary of the vesting commencement date (or if there is no such corresponding day, on the last day of the month), subject to the continued service by the executive officer through the applicable vesting dates.

(3)These PSUs will vest if and when a certain milestone is reached within a specific time period, subject to the continued service by the executive officer on the applicable vesting date. The market or payout value shown is at the target level of performance.
(4)These RSUs vest in four equal annual installments beginning on the one-year anniversary of the vesting commencement date, subject to the continued service by the executive officer through the applicable vesting dates. In the case of Dr. Rizvi’s remaining RSUs shown on the table, these RSUs vested on January 18, 2024. The RSUs will be settled in stock within 30 days after each vesting date.
(5)The equity awards for Dr. Rizvi exclude unvested equity awards consisting of 187,694 options, 30,000 RSUs, and 7,424 PSUs that were forfeited when Dr. Rizvi left the Company on December 31, 2023.
Severance and Change in Control Payments and Benefits
Officer Employment Agreements with our Named Executive Officers and Other Executive Officers
Our amended and restated officer employment agreements with each of our named executive officers and other executive officers, in some cases their initial employment agreements with us, provide that in the event the executive terminates their employment for “good reason” or we terminate their employment without “cause” (in each case defined in their employment agreements), the executive officers are entitled to receive the following benefits, in addition to any accrued obligations (base salary earned through the date of termination, unpaid expense reimbursements, unused vacation, and vested benefits under any of our employee benefit plans) and subject to their execution of a separation agreement containing a general release of claims in our favor and obligations regarding confidentiality, return of property, and non-disparagement: (i) nine months of base salary (12 months in the case of Dr. Haurwitz); (ii) continuation of healthcare insurance coverage for nine months (12 months in the case of Dr. Haurwitz) or the COBRA health continuation period, whichever ends earlier; and (iii) in the case of Dr. Haurwitz, Dr. Kanner, Ms. McClung, and Mr. O’Byrne, 100% of their unvested stock options as of the effective date of the amended and restated employment agreements, if any, will become immediately vested and immediately prior to the expiration of the three month post-termination exercise period for the stock options, such period will be extended to 12 months for the exercise of stock options (regardless of any language to the contrary in any stock plan then in effect, but subject to the expiration date of the stock options). The amounts payable under items (i) and (ii) will be paid out in substantially equal installments in accordance with our payroll practice over nine months (12 months in the case of Dr. Haurwitz) commencing on the first regularly scheduled payroll date that is at least 30 calendar days after the date of termination, subject to the separation agreement having become fully effective.
In the event that the executive officer’s employment is terminated by us without “cause” or the executive officer terminates their employment for “good reason” within 12 months after a change in control, or within three months prior to a change in the ownership or effective control of our Company, or in the ownership of a substantial portion of our Company’s assets under Section 409A of the Tax Code (a “409A Change in Control”), subject to their execution of a separation agreement containing a general release of claims in our favor and obligations regarding confidentiality, return of property, and non-disparagement, the executive officer will be entitled to the benefits set forth above, provided that the number of months of base salary and benefits continuation will be increased to 12 months (18 months in the case of Dr. Haurwitz) and the executive officer will be entitled to 1.0 times their target annual bonus (1.5 times in the case of Dr. Haurwitz). The target bonus amount is paid on the first regularly scheduled payroll date that is at least 30 calendar days after the date of termination (or date of the 409A Change in Control, for an executive officer who is terminated prior to the change in control), and if the change in control is a 409A Change in Control, the severance amounts will be payable as a lump sum on the first regularly scheduled payroll date that is at least 30 calendar days following the termination date (or date of the 409A Change in Control for an executive officer who is terminated prior to the change in control), subject to the separation agreement having become fully effective (for clarity, the COBRA payments set forth above will be paid in accordance with the timing set forth above). In addition, in the event of a termination of employment in the circumstances described in this paragraph, 100% of the executive officer’s then unvested stock options and time-based restricted stock will become immediately vested.
Each executive officer’s amended and restated employment agreement defines “cause” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) conduct constituting a material act of misconduct in connection with the performance of their duties, including, without limitation, misappropriation of funds or property of our Company; (ii) the commission of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct that would reasonably be expected to result in material injury or reputational harm to our Company if they were retained in their position; (iii) continued non-performance of duties, other than by reason of physical or mental illness, incapacity, or disability, that has continued for more than 30 calendar days following written notice of such non-performance from our Board; (iv) a material violation of our written policies; or (v) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
Each executive officer’s amended and restated employment agreement defines “good reason” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) a material diminution in their responsibilities, authority, or duties; (ii) the assignment of duties that are materially inconsistent with their position; (iii) a decrease of more than 10% of their base salary except for across-the-board reductions based on our financial performance similarly affecting all of our executive officers; (iv) a change in our Company’s location at which they perform their duties to a location more than 50 miles driving distance from our original location; and (v) a material breach of the employment agreement by us.
Each executive officer’s amended and restated employment agreement defines “change in control” as any of the following: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than us, any of our subsidiaries, or any trustee, fiduciary, or other person or entity holding securities under any employee benefit plan or trust of our Company or any of our subsidiaries, together with all “affiliates” and “associates,” as such terms are defined in Rule 12b-2 under the Exchange Act, of such person, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of our Company representing 50% or more of the combined voting power of our then outstanding voting securities, in such case other than as a result of an acquisition of securities directly from our Company; or (ii) the date a majority of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or (iii) the consummation of (A) a consolidation or merger of our Company where our stockholders, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of our Company issuing cash or securities in the consolidation or merger, or of its ultimate parent corporation, if any, or (B) any sale or other transfer, in one transaction or a series of transactions contemplated or arranged by any party as a single plan, of all or substantially all of the assets of our Company. Certain of the foregoing events that result solely from an acquisition of securities by us are not considered a “change in control.”

For a description of Dr. Rizvi’s Separation Agreement and Release entered into in connection with his departure from our Company on December 31, 2023, see Officer Employment Agreement with Dr. Rizvi and his Separation Agreement and Release above.
Change in Control Provisions Under the 2013 Equity Incentive Plan and the 2021 Equity Incentive Plan
Under the terms of the 2013 Plan, in the event of a merger, consolidation, or other capital reorganization or business combination transaction with or into another corporation, entity or person, or a change in control, each outstanding award will be treated as our Board, or a committee thereof appointed by our Board, determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation, or an affiliate thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) the awards will terminate upon or immediately prior to the consummation of such merger or change in control for no consideration; (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or change in control, and, to the extent our Board, or a committee thereof appointed by our Board, determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) the termination of an award or forfeiture of shares that are unvested at the time of the transaction in exchange for an amount of cash and/or property, if any, equal to the excess of the fair market value or the exercise price or purchase price paid or to be paid for the shares subject to the awards; (v) the continuation of such outstanding awards if we are the surviving corporation; or (vi) any combination of the foregoing.
The change in control provisions included in the 2021 Plan are described in 2021 Equity Incentive Plan - Change in Control above.

Other Elements of Compensation
Retirement Plan
We maintain a defined contribution employee retirement plan, or 401(k) Plan, for our executive officers and employees. Our 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Tax Code. Our 401(k) Plan provides that each participant may contribute up to the lesser of 100% of their compensation or the statutory limit, which was $22,500 for calendar year 2023. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2023 were up to an additional $7,500 above the statutory limit. We currently make matching contributions into the 401(k) Plan on behalf of our participants. We match 100% of eligible contributions up to the first 4% of compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) Plan trustee.
Employee Benefits
All of our executive officers and employees are eligible to participate in our employee benefit plans, including our medical, dental, vision, and disability and life insurance plans.
No Tax Gross-Ups
We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by us.
Recoupment Policy

We have a mandatory recoupment policy applicable to current and former executive officers. In the event of a restatement of our financial results, we will claw back incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. Incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Our recoupment policy, as described above, was adopted in 2023 to meet the new requirements issued by Nasdaq, in response to the SEC’s adoption of Rule 10D-1 under Section 10D of the Exchange Act.
Limitation of Director and Officer Liability and Indemnification
The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to specified conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.
We have director and officer liability insurance to cover liabilities our directors and executive officers may incur in connection with their services to us. Our amended and restated certificate of incorporation and restated bylaws also provide that we will indemnify and advance expenses to any of our directors and executive officers who, by reason of the fact that they are one of our directors or executive officers, is involved in a legal proceeding of any nature. We will repay certain expenses incurred by a director or executive officer in connection with any civil, criminal, administrative, or investigative action or proceeding, including actions by us or in our name. Such indemnifiable expenses include, to the maximum extent permitted by law, attorneys’ fees, judgments, fines, ERISA excise taxes, penalties, settlement amounts, and other expenses reasonably incurred in connection with legal proceedings. A director or executive officer will not receive indemnification if they are found not to have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interest.
We have entered into indemnification agreements with each of our directors and executive officers, the form of which is referenced as an exhibit to the 2023 Annual Report. These agreements provide that we will, among other things, indemnify and advance expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred in any action or proceeding, including any action by us arising out of such person’s services as our director or executive officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act and is therefore unenforceable.
Non-Employee Director Compensation (2023)
The following table sets forth information concerning the compensation awarded to, earned by or paid to our non-employee directors during 2023. Dr. Haurwitz does not receive compensation for her service as a director on our Board. Dr. Haurwitz’s compensation as our president and chief executive officer for 2023 and 2022 is included with that of our other named executive officers in the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Current Directors
Scott Braunstein, M.D.	$71,875	$83,988	$155,863
Andrew Guggenhime, M.B.A.	$118,750	$83,988	$202,738
David Johnson, M.B.A.	$59,862	$83,988	$143,850
Dara Richardson-Heron, M.D.	$57,942	$83,988	$141,930
Natalie Sacks, M.D.	$53,000	$83,988	$136,988
Nancy Whiting, Pharm.D.	$56,627	$83,988	$140,615
Ran Zheng, M.S.	$73,207	$83,988	$157,195
(1)The amounts shown represent the grant date fair values of option awards granted in 2023 as computed in accordance with ASC Topic 718. See Note 11 to the audited financial statements included in the 2023 Annual Report for a discussion of the assumptions used in the calculation of these amounts.

Narrative Disclosure to Non-Employee Director Compensation Table
Director Compensation
Cash Compensation. In July 2021, in connection with our IPO, our Board adopted a non-employee director compensation policy under which our non-employee directors were compensated in 2023 as follows:
•each non-employee director received an annual cash fee of $40,000;
•any non-executive chair of our Board received an additional annual cash fee of $35,000;
•each non-employee director who is a member of the audit committee received an additional annual cash fee of $7,500 ($15,000 for the audit committee chair);
•each non-employee director who is a member of the compensation committee received an additional annual cash fee of $5,000 ($10,000 for the compensation committee chair); and
•each non-employee director who is a member of the NCG committee received an additional annual cash fee of $4,000 ($8,000 for the NCG committee chair).
In October 2021, our Board established a S&T committee and set compensation for that committee as follows:
•each non-employee director who is a member of the S&T committee received an additional annual cash fee of $5,000 ($10,000 for the S&T committee chair).
All cash fees are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment is prorated for any portion of a calendar quarter that a non-employee director is not serving on our Board, based on the number of calendar days served by the non-employee director.
Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which they serve.

Equity Compensation. Non-employee directors are entitled to receive stock option grants for 43,000 shares upon joining our Board. These initial grants vest in three annual installments starting on the first anniversary of the grant date. In February 2023, each non-employee director received an annual stock option grant for 21,500 shares, vesting monthly over a one-year period from the date of grant. For 2024, each non-employee director received an annual stock option grant for 39,500 shares, vesting monthly over a one-year period from the date of grant.
Limit on Non-Employee Director Annual Compensation. Pursuant to our 2021 Plan, there are limits on the annual compensation that may be paid to our non-employee directors. Specifically, a non-employee director may not receive total compensation for any fiscal year that exceeds $750,000 (or $1,000,000 in the year of the director’s initial appointment to our Board). For this purpose, total compensation is the sum of the grant date fair value of any equity or equity-based awards granted to a non-employee director during the fiscal year, and the amount of cash fees or awards payable to the non-employee director in respect of their service during any fiscal year, including any amounts that are voluntarily deferred by the non-employee director.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee nor the NCG committee has currently, or at any time, been an officer or employee of our Company. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board, compensation committee, or NCG committee.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with our certificate of incorporation and bylaws, our Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class of directors whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal. Rachel Haurwitz, Ph.D., Dara Richardson-Heron, M.D., and Natalie Sacks, M.D., are the Class III directors whose terms expire at the 2024 Annual Meeting. Each of Dr. Haurwitz, Dr. Richardson-Heron, and Dr. Sacks has been nominated for and has agreed to stand for re-election to our Board to serve as a Class III director until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal.
Required Vote of Stockholders
The three Class III director nominees who receive the highest number of votes “FOR” election by holders of our common stock that are entitled to vote at the 2024 Annual Meeting on the election of directors will be elected as the Class III directors, provided that a quorum is present. Withhold votes and broker non-votes will have no effect on this proposal.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted “FOR” the election of the three nominees listed above as Class III director nominees.
We have no reason to believe that any of the nominees will be unable to serve. In the event that one or more of the nominees is unexpectedly not available to serve, proxies may be voted for another person(s) nominated as a substitute(s) by our Board, or our Board may reduce the number of directors to be elected as Class III directors at the 2024 Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including their period of service as a director, principal occupation and other biographical material is provided in Board of Directors and Corporate Governance above.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS III DIRECTOR

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte has served as our independent registered public accounting firm since 2016.
The audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our certificate of incorporation or bylaws, the audit committee charter requires submitting the appointment of Deloitte to our stockholders for ratification. If the appointment is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm.
Before selecting Deloitte, the audit committee carefully considered the firm’s qualifications as an independent registered public accounting firm for us. This included a review of its performance in prior years, including the firm’s efficiency, integrity, and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with Deloitte in all of these respects.
Deloitte served as independent registered public accounting firm for us with respect to the audit of our audited financial statements for the fiscal year ended December 31, 2023 and has been engaged by the audit committee to serve as our independent registered public accounting firm with respect to the audit of our audited financial statements for the fiscal year ended December 31, 2024. Deloitte will be represented at the 2024 Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Deloitte for services related to the fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit fees(1)	$1,328,850	$1,236,600
Audit-related fees(2)	—	—
Tax fees(3)	44,625	151,313
All other fees(4)	1,895	1,895
Total	$1,375,370	$1,389,808
(1)Audit fees consist of fees billed for professional services performed by Deloitte for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and review of the registration statements filed under the Securities Act, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, such as fees for the adoption of new accounting standards.
(3)Tax fees consist of fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.
(4)All other fees consist of a Deloitte accounting guide subscription.
The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte and has concluded that the provision of such services is compatible with maintaining the independence of Deloitte.
Pre-Approval Policies and Procedures
Pursuant to the charter of the audit committee, the audit committee must pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm or other independent registered public accounting firms. During 2023, all services provided by Deloitte were pre-approved by the audit committee. During 2022, services provided by Deloitte were contracted for prior to the formation of the audit committee and were approved by our Board.
The audit committee may also delegate to one or more subcommittees the authority to approve any audit or permitted non-audit and tax services to be provided to us by our independent registered public accounting firm or other registered public accounting firms.
Required Vote of Stockholders
This proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions will have no effect on the outcome of this proposal. Because brokers are expected to have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted “FOR” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

AUDIT COMMITTEE REPORT
The following is the report of the audit committee of the Board of Directors (the “Board”) of Caribou Biosciences, Inc. (the “Company”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2023. The report is submitted by the audit committee members who served during the review of those audited financial statements. The audit committee oversees the Company’s financial reporting process on behalf of the Board.
The audit committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each audit committee member is “independent” as such term is defined under the applicable Nasdaq rules and under Section 10A(m)(3) of the Exchange Act. The Company has identified Andrew Guggenhime as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The audit committee has the authority to select and retain (subject to ratification by the Company’s stockholders), oversee, and terminate the Company’s independent registered public accounting firm, to approve all audit engagement fees and terms, and to pre-approve all audit and permitted non-audit and tax services with the independent registered public accounting firm.
The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.
The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
The audit committee’s responsibility is to review with management and the Company’s independent registered public accounting firm the adequacy and effectiveness of the financial reporting processes of the Company. However, the audit committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the audit committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the audit committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”
In this context, the audit committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the audit committee, management, and the Company’s independent registered public accounting firm.
In fulfilling the audit committee’s oversight responsibilities, the audit committee members reviewed and discussed (i) the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, (ii) the reasonableness of significant judgments, (iii) the clarity of disclosures in the audited financial statements, and (iv) such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States.
The audit committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to the Company and the quality control procedures established by the independent registered public accounting firm. The audit committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The audit committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations and the overall quality of the Company’s financial reporting.
Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC, and selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Members of the Audit Committee

Andrew Guggenhime, M.B.A., Chair
Scott Braunstein, M.D.
David Johnson, M.B.A.
The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Party Transactions
The following includes a summary of transactions since January 1, 2022, and any currently proposed transactions, to which we were or are expected to be a participant in which (i) the amount involved exceeded $120,000, which is the lesser of $120,000 and 1% of the average of our total assets at December 31, 2022 and 2023 (which was $403.0 million) and (ii) any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or any affiliate or member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the compensation and other arrangements described in “Executive and Director Compensation” above.
Pfizer Investment

On June 29, 2023, we entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Pfizer Inc. pursuant to which we, in a private placement transaction, issued and sold to Pfizer 4,690,431 shares of our common stock, par value $0.0001 per share, at a purchase price of $5.33 per share, for aggregate gross proceeds of approximately $25.0 million (“Pfizer Investment”). The issuance and sale of the shares to Pfizer closed on June 30, 2023. We granted certain registration rights to Pfizer under the Securities Purchase Agreement covering the resale of the shares. Unless otherwise agreed by Pfizer, we agreed to use the proceeds from the Pfizer Investment solely in connection with (i) the development program for our allogeneic anti-BCMA CAR-T cell therapy known as CB-011 that is being evaluated in our ongoing CaMMouflage phase 1 clinical trial and/or (ii) any other single-targeted anti-BCMA CAR-T cell therapy using an anti-BCMA single-chain variable fragment owned or controlled by us (collectively, cell therapies described in clauses (i) and (ii) are referred to as a “BCMA Product Candidate”), for 36 months beginning on June 29, 2023.

On June 29, 2023, in connection with the Pfizer Investment, we and Pfizer also entered into an Information Rights Agreement, having a thirty-six (36)-month term. Under the Information Rights Agreement, we granted Pfizer a thirty (30)-calendar day right of first negotiation (“ROFN”) if we commence or engage with any third party with respect to a potential grant of rights to develop and/or commercialize a BCMA Product Candidate, including, without limitation, a license agreement, a co-promotion/co-commercialization agreement, a profit share agreement, a joint venture agreement, or an asset sale agreement (a “Grant of Program Rights”). If we and Pfizer do not reach an agreement with respect to a Grant of Program Rights within the 30-day period, we may pursue negotiations and enter into an agreement with any third party. If we and such third party do not reach agreement on the Grant of Program Rights within a specified time period, Pfizer’s right of first negotiation will be reinstated. Under the Information Rights Agreement, we also granted Pfizer the right to designate one representative to serve on our SAB. Through an information sharing committee, we provide calendar quarter updates to Pfizer regarding the development program for a BCMA Product Candidate. Additionally, we agreed to provide Pfizer access to any preclinical or interim or final clinical data (including raw data) and results generated as part of the development program for a BCMA Product Candidate at the same time that we provide such data to a third party (other than to our service providers or the FDA or other regulatory authorities), subject to certain confidentiality exceptions.

On June 29, 2023, we and Pfizer also entered into a Voting Agreement, pursuant to which, for a period of 12 months, Pfizer agreed to cause our voting securities that Pfizer beneficially owns (within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act) in excess of 4.99% of our then issued and outstanding voting securities to be voted (i) with respect to any matter directly relating to remuneration of directors, directors’ insurance, or indemnification or release from liability of directors, in a manner proportionally consistent with the votes properly cast for and against by holders of voting securities not beneficially owned by Pfizer, and (ii) with respect to any other matter in which Pfizer has the right to vote such voting securities, in accordance with the recommendation of our board of directors or any applicable committee thereof.

We recorded the issuance of our common stock at its estimated fair value of $17.5 million, which reflects a discount for the lack of marketability of the shares. The remaining $7.5 million of the aggregate purchase price was allocated to the Information Rights Agreement, which represented a contract with a customer under FASB ASC Topic 606. We concluded that the information sharing committee represents the only performance obligation under the Information Rights Agreement. The ROFN does not provide Pfizer with a material right and is therefore not a performance obligation. We recognize revenue over time as the measure of progress which we believe best depicts the obligations to Pfizer. The information sharing committee meets quarterly over the 36-month term of the Information Rights Agreement, which results in recognition of the transaction price over the 36-month term.

During the twelve months ended December 31, 2023, we recognized $1.2 million of revenue from Pfizer. As of December 31, 2023, there was approximately $6.2 million of related party deferred revenue ($2.5 million included in current liabilities and $3.7 million included in long-term liabilities) related to our performance obligation to Pfizer.
Director and Officer Indemnification and Insurance
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and executive officers to the extent not prohibited by the Delaware General Corporation Law or any other applicable law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide us with the authority to indemnify our executive officers, employees, and other individual.
In addition, we have entered into indemnification agreements with each of our directors and executive officers. We have agreed to indemnify each of them against certain liabilities, costs, and expenses, and have purchased director and officer liability insurance. We also maintain a general liability insurance policy that covers certain liabilities of directors and executive officers arising out of claims based on acts or omissions in their capacities as directors or executive officers. For more information regarding these agreements, see Executive and Director Compensation - Other Elements of Compensation - Limitation of Director and Officer Liability and Indemnification above.
Related Person Transaction Policy
In July 2021, our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved in any fiscal year exceeds $120,000 and a related person had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, the audit committee has primary responsibility to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

The Pfizer investment transaction described above was approved by the audit committee in accordance with our related party transaction policy. Prior to July 2021, our Board reviewed and approved, as appropriate, any transaction where a director or executive officer had a financial interest, including the form of indemnification agreement described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information relating to the beneficial ownership of our common stock by the following and ownership is shown as of April 15, 2024 unless otherwise indicated:
•each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock;
•each of our named executive officers and directors; and
•our current executive officers and directors as a group
The number of shares of common stock beneficially owned by each entity, person, executive officer, or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to acquire within 60 calendar days of April 15, 2024, through the exercise of any option, warrant, or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of outstanding common stock is computed on the basis of 90,317,771 shares of common stock outstanding as of April 15, 2024. We do not have any other class of stock outstanding. Shares of common stock that a person has the right to acquire within 60 calendar days of April 15, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but they are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all named executive officers and directors as a group. Unless otherwise indicated below, the address for each beneficial owner is 2929 7th Street, Suite 105, Berkeley, CA 94710.

Name of Beneficial Owner	Number of Shares Beneficially Owned Shares	Percentage of Shares Beneficially Owned %
5% or Greater Stockholders
BlackRock, Inc.(1)	7,068,468	7.8
PFM Health Sciences, LP and affiliates(2)	6,480,764	7.2
Avidity Partners Management LP and affiliates(3)	6,360,212	7.0
State Street Corporation(4)	5,119,666	5.7
Pfizer Inc.(5)	4,690,431	5.2
Named Executive Officers and Directors
Rachel Haurwitz, Ph.D.(6)	4,152,466	4.6
Syed Rizvi, M.D.(7)	144,090	*
Steven Kanner, Ph.D.(8)	700,705	*
Barbara McClung, J.D.(9)	742,065
Scott Braunstein, M.D.(10)	146,315	*
Andrew Guggenhime, M.B.A.(11)	146,315	*
David Johnson, M.B.A.(12)	60,708	*
Dara Richardson-Heron, M.D.(13)	60,708	*
Natalie Sacks, M.D.(14)	149,775	*
Nancy Whiting, Pharm.D.(15)	73,768	*
Ran Zheng, M.S.(16)	74,458	*
All current executive officers and directors as a group (13 persons)(17)	7,055,837	7.6
*Indicates beneficial ownership of less than 1% of the total issued and outstanding shares of common stock.
(1)The information shown is based solely on a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, as of December 31, 2023, BlackRock beneficially owned 7,068,468 shares of common stock of the Company, with sole voting power as to 6,951,139 shares and sole dispositive power with respect to 7,068,468 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(2)The information shown is based solely on a Schedule 13G/A jointly filed with the SEC on February 14, 2024 by PFM Health Sciences, LP (“PFM”), PFM Health Sciences GP, LLC (“PFM-GP”), PFM Healthcare Growth Equity I GP, LLC (“HCG-GP”), Partner Asset Management, LLC (“PAM”), and Brian D. Grossman (“Grossman” and, collectively with PFM, PFM-GP, HCG-GP, and PAM, the “PFM Reporting Persons”) with respect to shares of common stock of the Company owned by PFM Biotech Opportunities LP, a Delaware limited partnership (“BO”), PFM Healthcare Master Fund, L.P., a Cayman Islands limited partnership (“HCM”), PFM Healthcare Growth Equity Fund I, LP, a Delaware limited partnership (“HCG”), and Partner Investments, L.P., a Delaware limited partnership (“PI” and, collectively with BO, HCM and HCG, the “Funds”). PFM is the investment advisor for the Funds. HCG-GP is the general partner of HCG. PAM is the general partner of BO, HCM and PI and the member manager of HCG-GP. PFM-GP is the general partner of PFM and the manager of PAM. Grossman is the sole member of PFM-GP. According to the Schedule 13G/A, as of December 31, 2023, (i) PFM, PFM-GP, PAM, and Grossman may be deemed to beneficially own 6,480,764 shares of common stock of the Company with shared voting and dispositive power over such shares, and (ii) HCG-GP may be deemed to beneficially own 1,253,484 shares of common stock of the Company with shared voting and dispositive power over such shares. The address of the principal business office of each of the PFM Reporting Persons is c/o PFM Health Sciences, LP, 475 Sansome Street, Suite 1720, San Francisco, California 94111.
(3)The information shown is based solely on a Schedule 13G jointly filed with the SEC on January 8, 2024 by Avidity Partners Management LP, a Delaware limited partnership (“APM LP”), Avidity Partners Management (GP) LLC, a Delaware limited liability company (“APM LLC”), Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership (“ACP LP”), Avidity Capital Partners (GP) LLC, a Delaware limited liability company (“ACP LLC”), Avidity Master Fund LP, a Delaware limited partnership (“AMF”), David Witzke (“Witzke”), and Michael Gregory (“Gregory” and, collectively with APM LP, APM LLC, ACP LP, ACP LLC, AMF, and Witzke, the “APM Reporting Persons”). APM LLC is general partner of APM LP. ACP LLC is general partner of ACP LP, which is general partner of AMF. Witzke and Gregory are the managing members of APM LLC. According to the Schedule 13G, as of December 29, 2023, (i) APM LP, APM LLC, ACP LP, ACP LLC, Witzke, and Gregory beneficially owned 6,360,212 shares of common stock of the Company with shared voting and dispositive power over such shares, and (ii) AMF beneficially owned 4,687,000 shares of common stock of the Company with shared voting and dispositive power over such shares. The address of each of the APM Reporting Persons is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.
(4)The information shown is based solely on a Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation. According to the Schedule 13G/A, as of December 31, 2023, State Street Corporation beneficially owned 5,119,666 shares of common stock of the Company with shared voting power as to 5,043,803 shares and shared dispositive power as to 5,119,666 shares. The address of State Street Corporation is State Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114.
(5)The information shown is based solely on a Schedule 13G filed with the SEC on July 10, 2023 by Pfizer. According to the Schedule 13G, as of June 30, 2023, Pfizer beneficially owned 4,690,431 shares of common stock of the Company, with sole voting power as to 4,690,431 shares and sole dispositive power with respect to 4,690,431 shares. On June 29, 2023, the Company and Pfizer entered into a Voting Agreement, pursuant to which Pfizer agreed to cause such securities that are beneficially owned by it representing beneficial ownership of voting securities of the issuer in excess of 4.99% of the then issued and outstanding voting securities of the issuer to be voted (i) with respect to any matter directly relating to remuneration of directors, directors’ insurance or indemnification or release from liability of directors, in a manner proportionally consistent with the votes properly cast for and against by holders of voting securities of the issuer not beneficially owned by the Reporting Person, and (ii) with respect to any other matter in which Pfizer has the right to vote such voting securities of the issuer, in accordance with the recommendation of our Board or any applicable committee thereof. The term of the Voting Agreement is 12 months. The address of Pfizer is 66 Hudson Boulevard East, New York, NY 10001.
(6)Consists of (i) the 3,349,395 shares of common stock held by The City Canyon Family Trust dated May 31, 2021, for which Dr. Haurwitz is a co-trustee with her spouse, Dr. Adler, who is not employed by the Company, (ii) 40,000 shares of common stock held directly by Dr. Haurwitz, and (iii) 763,071 shares subject to options exercisable by Dr. Haurwitz within 60 calendar days of April 15, 2024.
(7)Consists of (i) 66,825 shares of common stock owned directly and (ii) 77,265 shares subject to options exercisable within 60 calendar days of April 15, 2024.
(8)Consists of (i) 354,037 shares of common stock owned directly and (ii) 346,668 shares subject to options exercisable within 60 calendar days of April 15, 2024.
(9)Consists of (i) 376,566 shares of common stock owned directly and (ii) 365,499 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(10)Consists of 146,315 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(11)Consists of 146,315 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(12)Consists of 60,708 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(13)Consists of 60,708 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(14)Consists of 149,775 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(15)Consists of 73,768 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.

(16)Consists of 74,458 shares of common stock subject to options exercisable within 60 calendar days of April 15, 2024.
(17)Consists of (i) 4,146,222 shares of common stock held directly or indirectly by our current executive officers and directors and (ii) 2,909,615 shares subject to options exercisable within 60 calendar days of April 15, 2024.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and awards (a)	Weighted- average exercise price of outstanding stock options and awards (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders
2021 Plan(1)(2)	6,827,901	$9.79	5,952,012
2013 Plan	2,817,860	3.82	—
2021 ESPP(3)	—	—	1,516,355	(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	9,645,761	$8.04	7,468,367
(1)The number of shares remaining available for future issuance under the 2021 Plan automatically increases on January 1st each year, through and including January 1, 2031, in an amount equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on such December 31st of the preceding calendar year or (ii) a number of shares as determined by our Board prior to the beginning of each year.
(2)The weighted-average exercise price includes 235,357 shares issuable upon vesting of outstanding awards of restricted stock units and performance-based restricted stock unit awards, which have no exercise price. Excluding these awards of restricted stock units, the weighted-average exercise price would be $9.82.
(3)The number of shares remaining available for future issuance under the 2021 ESPP automatically increases on January 1st of each year, through and including January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31st of the preceding calendar year, or (ii) a number of shares as determined by our Board prior to the beginning of each year.
(4)Of these 1,516,355 shares, 122,035 shares were subject to outstanding purchase rights as of December 31, 2023, and the balance of 1,394,320 remain available under the 2021 ESPP.

GENERAL MATTERS
Stockholder Proposals and Stockholder Nominations for 2025 Annual Meeting
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Corporate Secretary, no later than December 26, 2024, which is 120 calendar days prior to April 25, 2025. If the date of the 2025 annual meeting of stockholders has been changed by more than 30 calendar days from the date of the 2024 Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Corporate Secretary. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2025 annual meeting of stockholders. To be timely for the 2025 annual meeting of stockholders, the stockholder’s notice must be received not before February 13, 2025 and no later than March 15, 2025, which is not more than 120 calendar days, and not less than 90 calendar days, prior to the first anniversary date of the 2024 Annual Meeting; provided, however, that in the event that the date of the 2025 annual meeting of stockholders is advanced more than 30 calendar days prior to or delayed by more than 60 calendar days after the anniversary of the 2024 Annual Meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day prior to the scheduled date of the 2025 annual meeting of stockholders and not later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made or sent by us. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s written notice as described above.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the same deadline under our Company’s advance notice bylaws, which would be March 15, 2025 for the 2025 annual meeting; provided, however, that in the event we did not hold an annual meeting in the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided no earlier than the close of business on the 120th calendar day prior to the scheduled date of the 2025 annual meeting of stockholders and no later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made or sent by us.
Householding and Requesting Copies of Proxy Materials
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Company’s notices, annual reports, proxy statements, and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the following address, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials.
Caribou Biosciences, Inc.
2929 7th Street, Suite 105
Berkeley, CA 94710
Attn: Barbara G. McClung, Chief Legal Officer and Corporate Secretary
Phone: (510) 982-6030

Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at the above address. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through the above address. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRBU2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43012-P05173 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARIBOU BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR each nominee for election in proposal 1:

1. Election of three Class III directors to serve until the Company's 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The three nominees for election are:

	For	Withhold
1a. Rachel Haurwitz, Ph.D.	☐	☐
1b. Dara Richardson-Heron, M.D.	☐	☐
1c. Natalie Sacks, M.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The proxies are authorized to vote, in their discretion, upon any other business that may properly come before the Annual Meeting or any continuation(s), adjournment(s), or postponement(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

V43013-P05173

CARIBOU BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 13, 2024, 7:30 a.m. Pacific Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rachel Haurwitz, Jason O'Byrne, and Barbara McClung, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Caribou Biosciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m. Pacific Daylight Time on Thursday, June 13, 2024, virtually at www.virtualshareholdermeeting.com/CRBU2024, and any continuation, adjournment, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS CLASS III DIRECTORS TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

The votes entitled to be cast by the proxies will be cast in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any continuation(s), adjournment(s), or postponement(s) thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side